EXHIBIT 32.1

AMENDED CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
RULE 13a-14(b)/15d-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934 AND
18 U.S.C. SECTION 1350

In connection with the Amendment No. 1 to the Annual Report of Eugene Science, Inc. (the “Company”) on Form 10-KSB for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christopher Craney, President and Chief Executive Officer of the Company, certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. 1350, that to the best of my knowledge:

(1) The Amended Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Amended Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 18, 2008	/s/ Christopher Craney
Christopher Craney
President and Chief Executive Officer
(Principal Executive Officer)

This certification accompanies this Report pursuant to Rule 13a-14(b) or 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.